                                                                     Exhibit 1.1

                                                                  Execution Copy

                         Coeur d'Alene Mines Corporation

              $160,000,000 1.25% Convertible Senior Notes Due 2024


                             Underwriting Agreement

                                                                 January 7, 2004
Deutsche Bank Securities Inc.
      As Representative of the Underwriters
      named in Schedule I hereto

c/o  Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York  10005

Ladies and Gentlemen:

      Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters)" an aggregate of $160,000,000 principal amount of its 1.25% Convertible Senior Notes due 2024 (the "Firm Securities"). The respective amounts of the Firm Securities to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto.

      As the representative of the Underwriters (the "Representative"), you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the Underwriters, and (b) that the Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion, as set forth on Schedule II hereto, of an aggregate of up to an additional $20,000,000 principal amount of its 1.25% Notes due 2024 (the "Optional Securities") if you elect to exercise the over-allotment option granted to you in whole or in part for the accounts of the Underwriters. The Firm Securities and the Optional Securities (to the extent the aforementioned option is exercised) are herein collectively called the "Securities." The Securities are convertible into common stock, par value $1.00 per share of the Company ("Common Stock").

      The Securities will be issued under an indenture, dated as of the Firm Securities Closing Date (as defined herein), among the Company, as issuer, and The Bank of New York, as Trustee (the "Indenture").
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      The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and Regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-111074), including a related prospectus (the "Base Prospectus") relating to Common Stock, preferred stock, debt securities and warrants of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act. Copies of such Registration Statement (including all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you. The term "Shelf Registration Statement" as used in this Agreement means the registration statement, including all financial statements, exhibits and documents filed therewith or incorporated by reference therein, as amended from time to time. The term "Rule 462(b) Registration Statement" means the registration statement increasing the size of the offering pursuant to Rule 462(b) of the Securities Act. The Rule 462(b) Registration Statement and the Shelf Registration Statement are referred to collectively herein as the "Registration Statement." The term "Preliminary Prospectus" means any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Securities Act, or any preliminary prospectus supplement used prior to the filing of the Prospectus Supplement (as defined below). The term "Prospectus" means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, including, without limitation, the final prospectus supplement (the "Prospectus Supplement"), filed pursuant to Rule 424(b) with the Commission in connection with the proposed sale of the Securities and the proposed issuance of Common Stock upon conversion of the Securities contemplated by this Agreement through the date of such Prospectus Supplement. The term "Effective Date" shall mean each date that the Registration Statement and any post effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

      The Company understands that the Underwriters propose to make a public offering of the Securities, as set forth in and pursuant to the Prospectus, as soon after each of the Firm Securities Closing Date and the Optional Securities Closing Date, if any (each as defined in Section 2(c)), as the Underwriters deem advisable.

      The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).


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      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

            1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Firm Securities Closing Date and as of each Optional Securities Closing Date (if any), as follows:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement on such form, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities, and the Company has used a Preliminary Prospectus. Such Registration Statement is effective. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective or filed, as the case may be, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act, the Rules and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented (i) complied in all material respects with the applicable provisions of the Securities Act, the Rules and the Trust Indenture Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this Section 1(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus is the statements contained in the second paragraph under the caption "Underwriting" in the Prospectus Supplement.

                  (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

                  (c) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (d) The consolidated financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such consolidated financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information. The financial information included in or incorporated in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K of the Commission.

                  (e) KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by its reports, were independent public accountants as required by the Securities Act and the Rules.

                  (f) Each of the Company and its significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X (the "Significant Subsidiaries"), is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. Each of the Company and each such subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or


                                        4
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business prospects of the Company and its subsidiaries considered as a whole (a
"Material Adverse Effect"); and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (g) Each of the Company and its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement, to issue and sell the Securities and to issue shares of Common Stock issuable upon conversion of the Securities.

                  (h) Each of the Company and its subsidiaries owns or possesses legally enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business. Neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

                  (i) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) as disclosed in the Company's filings with the Commission under the Exchange Act and (B) such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

                  (j) There are no litigation or governmental proceedings to which the Company or any of its subsidiaries is subject or that is pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries that, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or that is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.


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                  (k) Since the respective dates as of which information is
given in the Registration Statement, as it may be amended or supplemented, except as described therein, (i) there has not been any change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise), of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business which would have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except for such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                  (l) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

                  (m) Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

                  (n) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities and the issuance of shares of Common Stock upon conversion) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

                  (o) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of Common Stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Securities conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                  (p) All outstanding shares of capital stock of each of the Company's Significant Subsidiaries have been duly authorized and validly issued, and, except for directors' qualifying shares, are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

                  (q) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement. An enforceable written Lockup


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agreement in the form attached to this Agreement as Annex I ("Lockup Agreement")
has been delivered to the Underwriters by each person listed on Exhibit A thereto.

                  (r) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Securities and the Indenture will conform to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to you.

                  (s) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Securities by the Company and the issuance by the Company of the shares of Common Stock issuable upon conversion of the Securities by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (t) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

                  (u) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (v) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute,

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the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities.

                  (w) The Company and each of its Significant Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Significant Subsidiaries.

                  (x) The shares of Common Stock issuable upon conversion of the Securities have been duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

                  (y) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or listing on the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or quotation.

                  (z) The books, records and accounts of the Company and its subsidiaries accurately, fairly and reasonably reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus, and such policies are in full force and effect.

                  (bb) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (including the qualification of the Indenture under the Trust Indenture Act but except such additional steps as may be required by the

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National Association of Securities Dealers, Inc. (the "NASD") or may be
necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (cc) There are no affiliations with the NASD among the Company's officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriters.

                  (dd) (A) Except as disclosed in the Company's filings with the Commission under the Exchange Act and (B) as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA 1980") or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the CERCLA 1980.

                  (ee) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

                  (ff) The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (gg) The Company or any other person affiliated with or acting on behalf of the Company including, without limitation, any officer, director, employee, or agent of the Company or any stockholder thereof acting on behalf of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

                  (hh) Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has not sold or issued any shares of, or securities convertible into, Common Stock or a class similar to Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S, of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (ii) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in 12 ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability.

                  (jj) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Securities Closing Date, or the Optional Securities Closing Date, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

                  (kk) There is and has been no failure on the part of the Company to comply in all material respects with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective, including Sections 302 and 906 related to certifications, except for any provisions with which the Company is not currently required to comply.

            2.   Purchase, Sale and Delivery of the Firm Securities.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of 96.75% of the principal amount thereof (the "Purchase Price"), the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Optional Securities at the Purchase Price set forth in Section 2(a). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Firm Securities Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the Underwriters, to the Company setting forth the number of Optional Securities as to which the Underwriters are exercising the option and the time and date at which such Securities are to be delivered. The time and date at which Optional Securities are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full Business Days after the exercise of such option, nor in any event prior to the Firm Securities Closing Date. "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. If the date of exercise of the option is three or more days before the Firm Securities Closing Date, the notice of exercise shall set the Firm Securities Closing Date as the Optional Securities Closing Date. The number of Optional Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Optional Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. You, as Representative of the Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Optional Securities shall be made on the Optional Securities Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company ("DTC") in New York, New York drawn to the order of the Company.

                  (c) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global notes in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Securities to you for the account of each Underwriter, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance, by causing DTC to credit the Securities to your account at DTC. The Company will cause the Securities to be made available to you for checking at least twenty-four hours prior to the Firm Securities Closing Date (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., New York City time, on January 13, 2004 or such other time and date as Deutsche Bank Securities Inc. and the Company may agree upon in writing (the "Firm Securities Closing Date"), and, with respect to the Optional Securities, 10:00 a.m., New York City time, on the date specified by Deutsche Bank Securities Inc. in the written notice given by Deutsche Bank Securities Inc. of the Underwriters' election to purchase such Optional Securities set forth in Section 2(b), or such other time and date as Deutsche Bank Securities Inc. and the Company may agree upon in writing (the "Optional Securities Closing Date," and together with the Firm Securities Closing Date, each a "Closing Date").

                  (d) The documents to be delivered at the Firm Securities Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6(l) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Firm Securities Closing Date. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the Business Day next preceding the Firm Securities Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

            3.   Offering by the Underwriters.

            It is understood that the Underwriters are to make a public offering of the Firm Securities as soon as you deem it advisable to do so. The Firm Securities are to be initially offered to the public at the principal amount set forth in the Prospectus.

            It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Securities in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

            4.   Covenants of the Company.

            The Company covenants and agrees as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form reasonably approved by the Underwriters and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

                  (b) The Company shall promptly advise the Underwriters in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Underwriters a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriters reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) If, at any time when a prospectus relating to the Securities or the shares of Common Stock issuable upon conversion of the Securities is required to be delivered under the Securities Act or the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Rules or the Trust Indenture Act, the Company promptly shall prepare and file with the Commission, subject to the second sentence of Section 4(b), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                  (d) The Company shall make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12 month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                  (e) The Company shall reasonably cooperate with the Underwriters and their counsel in endeavoring to qualify the Securities, and the shares of Common Stock issuable upon conversion of the Securities, for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriters may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                  (f) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

                  (g) Without the prior written consent of Deutsche Bank Securities Inc., for a period of 90 days after the date of this Agreement, the Company and the individuals listed on Schedule IV hereto shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) those shares of Common Stock set forth in the Lockup Agreement, (B) the issuance of shares pursuant to the Company's existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus, and (C) the issuance of shares of the Company's Common Stock upon the exercise or conversion of securities of the Company outstanding on the date hereof and disclosed in the Registration Statement or Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company's existing stock option plan or bonus plan that are exercisable during such 90-day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 90-period, the Company shall use its best efforts to obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of Deutsche Bank Securities Inc., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for, any shares of Common Stock) owned by such person.

                  (h) To furnish to the Trustee, and as required by the Indenture, to the holders of the Securities, as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (i) During a period of five years from the effective date of the Registration Statement to the extent not otherwise available on the Commission's website (currently available at http://www.sec.gov), to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed;

                  (j) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Securities;

                  (k) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange (including any required registration under the Exchange Act) in connection with the transactions contemplated by this Agreement, the Securities and the shares of Common Stock issuable upon conversion of the Securities at any time;

                  (l) Prior to the Firm Securities Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Underwriters unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law;

                  (m) The Company shall (A) furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the Prospectus (including all exhibits thereto and amendments thereof) and all amendments thereof (i) prior to 10:00 a.m. New York City Time on the Business Day next succeeding the date of this Agreement, (ii) so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act or the Rules in connection with the sale and issuance of the Securities or the offering of the shares of Common Stock issuable upon conversion of the Securities and (B) if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a Prospectus Supplement which will correct such statement or omission or effect such compliance. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and

                  (n) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under "Use of Proceeds" in the Prospectus.

            5.   Costs and Expenses.

            The Company will pay, or reimburse if paid by the Underwriters all costs, expenses and fees incident to the performance of the obligations of the Company as provided under this Section and Sections 8 and 11 of this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Securities; any fees incurred in connection with the listing on the New York Stock Exchange of the shares of Common Stock issuable upon conversion of the Securities; the fees and expenses of the Trustee and expenses of any agent of the Trustee and the fees and expenses of counsel for the Trustee in connection with the Indenture and the Securities; the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under State securities or Blue Sky laws; and all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

            6.   Conditions of Obligations of the Underwriters.

            The obligations of the Underwriters to purchase the Securities are subject to each of the following terms and conditions:

                  (a) Notification that all filings related to the Registration Statement, the Prospectus, and the offering of the Securities required by Rule 424 of the Rules shall have been made within the applicable time period;

                  (b) No order preventing or suspending the use of any Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriters. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A;

                  (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to
Section 6(d) shall be true and correct when made and on and as of the Firm Securities Closing Date and the Optional Securities Closing Date, if any, as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before any Closing Date;

                  (d) The Underwriters shall have received on the Firm Securities Closing Date and the Optional Securities Closing Date, if any,

                        (i) a certificate, addressed to the Underwriters and
                  dated such closing date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, to the effect that: (1) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such closing date; (2) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (3) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; (4) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (5) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters and Gibson, Dunn & Crutcher LLP, counsel to the Company, are entitled to rely upon such certificate in connection with the opinions given by such firms pursuant to this Agreement;

                        (ii) a certificate, addressed to the Underwriters and
                  dated such closing date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, in a form reasonably acceptable to the Underwriters, to the effect that certain information contained in the Prospectus is correct in all material respects; and

                        (iii) certificates, addressed to the Underwriters and
                  dated such closing date, of each of the managers of operations of each of the Company's mines, in a form reasonably acceptable to the Underwriters, to the effect that, all mines have in place and currently in effect all material permits (including, e.g., environmental permits) licenses, consents, approvals, determinations and other authorizations, whether governmental or private, necessary for the mine to conduct fully its business and operations, are in full compliance with all laws, regulations, codes, and other requirements applicable to the conduct of its business and operations and is not subject of any investigation or review by any Federal, state or local regulatory agency, and no mine has received in the last 24 months any notice from any governmental or other authority that it is in violation or non-compliance with any licenses, permits, or other authorizations.

                  (e) The Underwriters shall have received, at the time this Agreement is executed and on the Firm Securities Closing Date and the Optional Securities Closing Date, if any, a signed letter from KPMG LLP addressed to the Underwriters and dated, respectively, the date of this Agreement and each such closing date, in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (f) The Underwriters shall have received on the Firm Securities Closing Date and the Optional Securities Closing Date, if any, from Gibson, Dunn & Crutcher LLP, counsel for the Company, an opinion, substantially similar to the opinion set forth in Annex II hereto, addressed to the Underwriters and dated such closing date, and stating in effect that:

                           (i)      The Securities, when issued and
      authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to customary exceptions, a registered holder of notes is a beneficiary under the Indenture;

                           (ii) The Indenture is the legally valid and binding agreement of the Company, enforceable in accordance with its terms, subject to customary exceptions; the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;

                           (iii)    Neither the execution, delivery and
      performance of this Agreement, the issuance and sale of the Securities by the Company to you pursuant to this Agreement at the Closing Date or the issuance of shares of Common Stock issuable upon conversion of the Securities do not or will not, as the case may be, and the execution, delivery and performance of the Indenture by the Company nor the consummation of any of the transactions contemplated thereby will violate or conflict with, or result in any contravention of the laws, rules and regulations of the State of New York and the federal laws of the United States of America that are, in our experience, generally applicable to transactions of the nature contemplated by the Agreement (other than federal or state securities laws, antitrust laws or trade regulation laws, as to which no opinion is expressed in this paragraph);

                           (iv) No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body is required for the due authorization, execution, delivery or performance of the Agreement, the Securities and the Indenture by the Company or the consummation of the transactions contemplated thereby, except (A) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion and (B) such as have been obtained under the Securities Act;

                           (v) To our knowledge based on an officer's certificate of the Company, there is no action, suit, proceeding or other investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed or which could reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole;

                           (vi) The Registration Statement, all Preliminary Prospectuses and the Prospectus and each amendment or supplement thereto (except for the consolidated financial statements and schedules and other financial data included therein, as to which such counsel shall express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and the documents incorporated by reference in the Registration Statement, all Preliminary Prospectuses and the Prospectuses and the documents incorporated therein, and any further amendment or supplement to any such incorporated document made by the Company (except for the consolidated financial statements and schedules and other financial data included therein, as to which such counsel shall express no opinion) when they became effective or were filed with the Commission, as the case may be, and as of the date of each Closing Date, complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder;

                           (vii) The Registration Statement is effective under the Securities Act, and to such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

                           (viii) The shares of Common Stock issuable upon conversion of the Securities have been approved for listing on the New York Stock Exchange;

                           (ix) The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and

                           (x) The statements in the Prospectus under the captions "Description of Notes," Description of Capital Stock" and "Certain United States Federal Tax Considerations," insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters.

                  Additionally, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel such counsel does not pass opinion upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to such counsel's attention which would lead such counsel to believe that (i) the Registration Statement at the time it became effective (except with respect to the consolidated financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no statement or opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the consolidated financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement or opinion) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company, when it became effective or was filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g) The Underwriters shall have received on the Firm Securities Closing Date and the Optional Securities Closing Date, if any, from William F. Boyd, Esq., Secretary and General Counsel of the Company, an opinion, addressed to the Underwriters, substantially similar to the opinion set forth in Annex III hereto, and dated each such closing date, and stating in effect that:

                  (i) Each of the Company and its subsidiaries located in the United States of America (the "Domestic Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company and its Domestic Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in the jurisdictions set forth on Schedule A hereto, except where the failure to so qualify or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect;

                  (ii) To the best of such counsel's knowledge, there is no action, suit, proceeding or other investigation, before any court or before any public body or board pending or threatened against, or involving the assets, properties, or businesses of, the Company which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect;

                  (iii) Each of the Company and its Domestic Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and, with respect to the Company, to enter into and perform its obligations under this Agreement and the Indenture, and to issue and sell the Securities;

                  (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" as of the dates stated therein and, since such dates, there has been no change in the capital stock of the Company except for subsequent issuances, if any, pursuant to this Agreement or pursuant to transactions, reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus. The Securities to be issued and sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, and no holder of the Securities is or will be subject to personal liability by reason of being such a holder. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and, when issued and delivered by the Company, will be validly issued, fully paid and nonassessable, and no holder of the Securities is or will be subject to personal liability by reason of being such a holder;

                  (v) The issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights of any securityholder of the Company. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's certificate of incorporation or by-laws or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of the Securities conforms in all material respects with any applicable requirements of the certificate of incorporation and bylaws of the Company. To such counsel's knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

                  (vi) All necessary corporate action has been duly and validly taken by the Company to authorize the issuance of shares of Common Stock upon conversion of the Securities;

                  (vii) Each of this Agreement, the Securities and the Indenture have been duly and validly authorized, executed and delivered by the Company;

                  (viii) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities and the issuance of shares of Common Stock upon conversion of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed, trust, note or other agreement or instrument filed as an exhibit to the Company's filings with the Commission under the Exchange Act;

                  (ix) No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body pursuant to the laws of the State of Idaho is required for the due authorization, execution, delivery or performance of this Agreement, the Indenture or the Securities by the Company or the consummation of the transactions contemplated thereby (including the issuance of shares of Common Stock upon conversion of the Securities), except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which such counsel shall express no opinion;

                  (x) To such counsel's knowledge (A) each of the Company and each of its subsidiaries is in compliance in all material respects with all applicable Environmental Laws; (B) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under any Environmental Laws, except as would not, singly or in the aggregate, have a Material Adverse Effect; (C) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where such failure to receive required permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect; and (D) any claims made pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended, or comparable applicable federal, state or local law with respect to property that is or has been owned, leased or occupied by the Company or its subsidiaries, have been settled or disclosed in the Prospectus, except any claims which would not, singly or in the aggregate, have a Material Adverse Effect; and

                  (xi) The statements in the Prospectus under the captions "Description of Common Stock" and "Description of Capital Stock" and in the Registration Statement under Item 14 of Part II, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters. Accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

                  Additionally, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel such counsel does not pass opinion upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to such counsel's attention which would lead such counsel to believe that (i) the Registration Statement at the time it became effective (except with respect to the consolidated financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no statement or opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the consolidated financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement or opinion) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company, when it became effective or was filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) The Underwriters shall have received on the Firm Securities Closing Date and the Optional Securities Closing Date, if any, from foreign counsel of the Company, opinions reasonably satisfactory in form and substance to the Underwriters and its counsel;

                  (i) The Underwriters shall have received on each the Firm Securities Closing Date and the Optional Securities Closing Date, if any, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion, addressed to the Underwriters and dated such closing date, in form and substance satisfactory to the Underwriters;

                  (j) All proceedings taken in connection with the sale of the Firm Securities and the Option Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel and the Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP a favorable opinion, addressed to the Underwriters and dated such closing date, with respect to the Securities, the Registration Statement and the Prospectus, and such other related matters, as the Underwriters may reasonably request, and the Company shall have furnished to Skadden, Arps, Slate, Meagher & Flom LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters;

                  (k) The Underwriters shall have received copies of the Lockup Agreements, in the form set forth in Annex I hereto, executed by each entity or person listed therein;

                  (l) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates or documents as the Underwriters shall have reasonably requested;

                  (m) The Company shall have complied with the provisions of
Section 4(m) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

                  (n) On or after the date hereof no downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act) shall have occurred.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Firm Securities Closing Date or the Option Securities Closing Date, as the case may be.

                  In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

            7.   Conditions of the Obligations of the Company.

            The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Firm Securities Closing Date or the Optional Securities Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

            8.   Indemnification.

                  (a)  The Company agrees:

                           (i)      to indemnify and hold harmless each
      Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause
      (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; and

                           (ii)     to reimburse each Underwriter and
      each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), (b) or (c) and by the Company in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the

Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

            9.   Default by Underwriters.

            If on the Firm Securities Closing Date or the Optional Securities Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate amount of Securities with respect to which such default shall occur does not exceed 10% of the aggregate amount of Securities to be purchased on the Firm Securities Closing Date or the Optional Securities Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective amount of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate amount of shares of Securities with respect to which such default shall occur exceeds 10% of the Securities to be purchased on the Firm Securities Closing Date or the Optional Securities Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Firm Securities Closing Date or Optional Securities Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            10.  Notices.

            All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th

Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005,
Attention: General Counsel, with a copy, which shall not constitute notice, to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J. Goldschmidt, Esq., and if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067, Attention: Timothy J. Hart, Esq.

            11.  Termination.

            This Agreement may be terminated by you by notice to the Company (1) any time prior to the Firm Securities Closing Date or any Optional Securities Closing Date (if different from the Firm Securities Closing Date and then only as to Optional Securities) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a Material Adverse Effect on the securities markets in the United States; or

                  (b)  as provided in Sections 6 and 9 of this Agreement.

            12.  Successors.

            This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No Underwriter of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

            13.  Information Provided by Underwriters.

            The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the second paragraph under the caption "Underwriting" in the Prospectus Supplement.

            14.  Miscellaneous.

            The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                 Very truly yours,

                                 COEUR D'ALENE MINES CORPORATION


                                 By /s/ Dennis E. Wheeler
                                    ___________________________________________
                                    Name:  Dennis E. Wheeler
                                    Title: Chairman and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.


As Representative of the
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.


By: /s/ Alex Vitale
   ________________________________
      Authorized Officer

By: /s/ Eric Hirschfield
   ________________________________
      Authorized Officer



                  (Signature Page to Underwriting Agreement)

                                   SCHEDULE I

                            Schedule of Underwriters

                                           Aggregate Principal Amount of
Underwriter                               Firm Securities to be Purchased
Deutsche Bank Securities Inc.                     $144,000,000
Bear, Stearns & Co. Inc.                          $ 16,000,000
                                                  ------------
                  Total                           $160,000,000
                                                  ------------

                                   SCHEDULE II

                         Schedule of Optional Securities

       Underwriter                     Maximum Amount           Percentage of
                                   of Optional Securities      Total Amount of
                                         to be Sold          Optional Securities
Deutsche Bank Securities Inc.           $18,000,000                  90%
Bear, Stearns & Co. Inc.                $ 2,000,000                  10%
                                        -----------                 ---
            Total                       $20,000,000                 100%
                                        -----------                 ---